EXHIBIT 99.1
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                              FAB INDUSTRIES, INC.

 200 MADISON AVENUE * NEW YORK, N.Y. 10016 * (212) 592-2700 * FAX (212) 689-6929


FOR IMMEDIATE RELEASE:                                      FAB INDUSTRIES, INC.
                                                            200 MADISON AVENUE
                                                            NEW YORK, N.Y. 10016


FAB INDUSTRIES, INC. (AMEX: FIT)
REPORTS NINE MONTHS RESULTS
                                                               October 12, 2004


New York, N.Y., October 12, 2004. Sales and earnings for the third quarter ended August 28, 2004 were reported today by Samson Bitensky, Chairman of the Board of Fab Industries, Inc., a manufacturer of knitted textile fabrics, laces, related finished home products and laminated fabrics.

                  FAB INDUSTRIES, INC. AND SUBSIDIARIES

                           OPERATING RESULTS

                                  13 WEEKS ENDED                       39 WEEKS ENDED
                        ---------------------------------     ----------------------------------
                        AUGUST 28, 2004   AUGUST 30, 2003     AUGUST 28, 2004    AUGUST 30, 2003
                        ---------------   ---------------     ---------------    ---------------
Net Sales                   $11,741,000       $13,357,000         $36,478,000        $38,590,000

Net Loss                       (508,000)       (1,252,000)            (33,000)        (1,202,000)

Loss-Per-Share
Of Common Stock

Basic                            $(0.10)           $(0.24)             $(0.01)            $(0.23)

Diluted                          $(0.10)           $(0.24)             $(0.01)            $(0.23)


         This press release contains forward-looking statements about Fab Industries, Inc., including those statements regarding future operating results and the timing and composition of revenues, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the following: our ability to find qualified buyers for our assets; overall economic and business conditions; our continuing ability to support the demand for our goods and services; competitive factors in the industries in which we compete; changes in government regulation; changes in tax requirements (including tax rate changes, new tax laws and revised tax interpretations); interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; material contingencies provided for in a sale of our assets; de-listing of our common stock from the American Stock Exchange; our ability to retain key employees during any wind down period; and any litigation arising as a result of our plan to wind down our operations. Additional risks are discussed in the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for the year ended November 29, 2003. These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release.


                     WEBSITE: HTTP://WWW.FAB-INDUSTRIES.COM